UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 23, 2006 (January 22, 2006)
United Auto Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan	48302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 248-648-2500
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURES

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On January 22, 2006, United Auto Group, Inc.’s (the “Company”) management and Audit Committee of its Board of Directors concluded to amend and restate the Company’s 2004 Form 10-K and its March 31 and June 30, 2005 Form 10-Q’s to appropriately reflect certain information in conformity with Statement of Financial Accounting Standards No. 95 “Statement of Cash Flows” (“SFAS No. 95”). The change in presentation has no effect on previously reported net income, earnings per share, stockholders’ equity or the Company’s conclusion that its disclosure controls and procedures were effective as reflected in any of the Company’s previously issued financial statements. The Company’s September 30, 2005 Form 10-Q already reflects this revised presentation of floor plan notes payable. These amendments, filed today, also amend our financial statements to reflect entities that have become discontinued operations through September 30, 2005.
We finance substantially all of our new and a portion of our used vehicle inventories under revolving floor plan notes payable with various lenders. Consistent with industry practice, we previously reported all cash flows arising in connection with changes in floor plan notes payable as an operating activity. In the third quarter of 2005, we restated floor plan notes payable to a party other than the manufacturer of a particular new vehicle, and all floor plan notes payable relating to pre-owned vehicles, as floor plan notes payable — non-trade, and have restated related cash flows as a financing activity to comply with guidance under SFAS No. 95. In light of the foregoing, previously issued financial statements and related reports of independent registered public accounting firm should no longer be relied upon. A summary of the significant effects of the restatement of the Company's financial statements for the fiscal years ended December 31, 2004, 2003 and 2002 are as follows:

	December 31,	December 31,
	2004	2003
Floor plan notes payable as previously reported	$1,266,656	$1,114,766
Discontinued operations	(69,116)	(63,566)
Reclassification of floor plan notes payable — non-trade	(320,782)	(380,681)

Reported floor plan notes payable	$876,758	$670,519

Floor plan notes payable — non-trade as previously reported	$—	$—
Reclassification of floor plan notes payable — non-trade	320,782	380,681

Reported floor plan notes payable — non-trade	$320,782	$380,681

	Year Ended December 31,
	2004	2003	2002
Net cash from continuing operating activities as previously reported	$191,769	$178,126	$83,960
Discontinued operations	(4,223)	(3,157)	3,342
Reclassification of floor plan notes payable — non-trade	59,901	(150,705)	(47,967)

Reported net cash from continuing operating activities	$247,447	$24,264	$39,335

Net cash from continuing financing activities as previously reported	$32,725	$(19,819)	$189,483
Discontinued operations	—	8	9
Reclassification of floor plan notes payable — non-trade	(59,901)	150,705	47,967

Reported net cash from continuing financing activities	$(27,176)	$130,894	$237,459

A reconciliation of previously reported amounts to the restated amounts with respect to the quarterly numbers for the periods ended March 31 and June 30, 2005 are included in the Company's restated Form 10-Qs for such periods filed today.
The Audit Committee of our Board of Directors has discussed the matters disclosed in this current report on Form 8-K with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Auto Group, Inc.
January 23, 2006	By:	/s/ Robert H. Kurnick, Jr.
		Name:	Robert H. Kurnick, Jr.
		Title:	Executive Vice President